Exhibit 10.19

2008 OPTION PLAN

OF

LOCAL INSIGHT MEDIA HOLDINGS, INC.

Local Insight Media Holdings, Inc., a Delaware corporation (the “Company”) has adopted this 2008 Option Plan of Local Insight Media Holdings, Inc. (the “Plan”), as of June 20, 2008, for the benefit of eligible Employees, Consultants and Non-Employee Directors (as such terms are defined below). The purpose of this Plan is to provide such Employees, Consultants and Non-Employee Directors with an opportunity to participate in the Company’s future by offering them Options (as defined below) to purchase shares in the Company so as to enhance the Company’s ability to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company and its Subsidiaries.

Pursuant to this Plan, Optionees (as defined below) may be granted an Option to purchase Shares (as defined below). The Shares so acquired shall be governed by, and will be subject to, the transfer and other restrictions contained in (a) this Plan, (b) an Option Agreement (as defined below) to be executed by and between the Company and each such Optionee (including exhibits thereto), and (c) the Stockholders Agreement (as defined below).

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. Any other capitalized terms used in this Plan but not otherwise defined herein shall have their respective meaning set forth in the LLC Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

1.1 “Board” shall mean the Board of Directors of the Company.

1.2 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.3 “Committee” shall have the meaning set forth in Section 7.1.

1.4 “Company” shall have the meaning set forth in the Recitals.

1.5 “Company Sale” shall have the meaning ascribed thereto in the Stockholders Agreement.

1.6 “Consultant” shall mean any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or to any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company or any Subsidiary to render such services.

1.7 “Eligible Representative” for an Optionee shall mean such Optionee’s personal representative or such other person as is empowered under the deceased Optionee’s will or the then applicable laws of descent and distribution to represent the Optionee hereunder.

1.8 “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Subsidiary. An Optionee shall not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any Subsidiary or any successor. Notwithstanding the foregoing, the term Employee shall not include any individual whose services with the Company are performed pursuant to a contract that purports to treat such individual as an independent contractor even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of the Company, rather than an independent contractor.

1.9 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.10 “Fair Market Value” of a Share as of a given date shall mean the fair market value of such Share as determined in good faith by the Committee.

1.11 “Non-Employee Director” shall mean a member of the Board who is not an Employee.

1.12 “Option” shall mean an option granted under this Plan to purchase Shares. No Option shall be an “incentive stock option” within the meaning of Section 422 of the Code.

1.13 “Option Agreement” shall mean the Option Agreement pursuant to which an Option shall be awarded to an Optionee under this Plan.

1.14 “Optionee” shall mean any Employee, Consultant or Non-Employee Director who is selected by the Committee to receive a grant of Options pursuant to the provisions of Article III hereof and who executes an Option Agreement pursuant to the provisions of Section 4.1 hereof.

1.15 “Person” shall mean and include an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof, or any entity similar to any of the foregoing.

1.16 “Plan” shall mean this 2008 Option Plan of Local Media Insight Holdings, Inc.

1.17 “Securities Act” shall mean the Securities Act of 1933, as amended.

1.18 “Shares” means the Company’s common stock, par value $0.01 per share, or any security issued by the Company or any successor in exchange or in substitution therefor.

1.19 “Stockholder” shall have the meaning set forth in the Stockholders Agreement.

1.20 “Stockholders Agreement” means the Stockholders Agreement made as of June 20, 2008 by and among the Company, Local Insight Media Holdings, L.P., Welsh, Carson,

Anderson & Stowe VIII, L.P., a Delaware limited partnership, Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership, WCAS Capital Partners III, L.P., a Delaware limited partnership, each Person whose name is set forth on Schedule A thereto, Welsh, Carson, Anderson & Stowe X, L.P., a Delaware limited partnership, WCAS Capital Partners IV, L.P., a Delaware limited partnership, WCAS Management Corporation, a Delaware corporation, Spectrum Equity Investors III, L.P., SEI III Entrepreneurs’ Fund, L.P., Spectrum III Investment Managers’ Fund, L.P., Spectrum IV Investment Managers’ Fund, L.P., Spectrum Equity Investors IV, L.P. and Spectrum Equity Investors Parallel IV, L.P.

1.21 “Subsidiary” shall mean any business, whether or not incorporated, more than fifty percent (50%) of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of the Board (or persons performing similar functions) is owned by the Company or by another Subsidiary of the Company.

1.22 “Termination of Consultancy” shall mean the time when the engagement of an Optionee as a Consultant is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy.

1.23 “Termination of Directorship” shall mean the time when an Optionee who is an Non-Employee Director ceases to be a member of the Board for any reason, including but not by way of limitation, a termination by resignation, failure to be elected or appointed, death or retirement. The Board, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

1.24 “Termination of Employment” shall mean the termination for any reason, including death, disability, resignation, retirement or termination with or without good cause, at any time, of an Optionee’s employment with the Company and its Subsidiaries. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, when a Termination of Employment is effective and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Plan, the Company and its Subsidiaries have an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without good cause, except to the extent expressly provided otherwise in writing.

1.25 “Transaction” shall mean the series of transactions pursuant to which Local Insight Media L.P., Local Insight Media Inc., CII Acquisition Holding, Inc. and Local Insight Regatta Holdings, Inc. become direct or indirect subsidiaries of the Company.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1 Shares Subject to Plan. Not more than 40,003 Shares may be awarded pursuant to Options granted under this Plan.

2.2 Unexercised and Cash-Settled Options. If any Option (or portion thereof) expires or is canceled without having been fully exercised, the Shares subject to such Option (or portion thereof), but as to which such Option was not exercised prior to its expiration or cancellation, may again be awarded hereunder. However, if any Option is settled in cash, the Shares underlying the exercised portion of the Option shall not again be awarded hereunder.

ARTICLE III.

GRANTING OF OPTIONS

3.1 Eligibility. Subject to Section 3.2, any (a) Employee; (b) Consultant; or (c) Non-Employee Director shall be eligible to be granted Options.

3.2 Granting of Options to Employees, Non-Employee Directors and Consultants.

(a) The Committee may from time to time, in its sole and absolute discretion:

(i) Select from among the Employees, Non-Employee Directors and Consultants (including those to whom Options have been previously granted under this Plan) such of them as in its opinion should be granted Options;

(ii) Determine the number of Shares to be subject to such Options granted to such Employees, Non-Employee Directors and Consultants; and

(iii) Determine the terms and conditions of such Options, consistent with this Plan.

(b) Upon the selection of an Employee, Non-Employee Director or Consultant to be granted an Option pursuant to Section 3.2(a), the Committee shall instruct the corporate secretary or another authorized officer of the Company to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate to the extent consistent with the terms and conditions of this Plan.

ARTICLE IV.

TERMS OF OPTIONS

4.1 Option Agreement and Stockholders Agreement. Each Option shall be evidenced by a written Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Upon the receipt of an Option, an Optionee shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Stockholders Agreement. At the Company’s request, such Optionee shall execute the Stockholders Agreement (or a joinder to the Stockholders Agreement). All Shares awarded pursuant to Options granted under this Plan shall be subject to the terms of the Stockholders Agreement and shall, in the terms of each individual Option Agreement, be subject to such additional restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning transferability and restrictions based on duration of employment with the Company, performance by Employees or Company performance; provided, however, that, by action taken in its absolute discretion after the Option is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Option Agreement.

4.2 Exercisability of Options

(a) Each Option shall become exercisable according to the terms of the applicable Option Agreement; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

(b) Except as otherwise provided in the applicable Option Agreement, no portion of an Option which is unexercisable at Termination of Employment, Termination of Consultancy or Termination of Directorship, as applicable, shall thereafter become exercisable.

4.3 Exercise Price. The exercise price per Share (“Exercise Price”) awarded pursuant to an Option shall be set by the Committee; provided, however, that the Exercise Price of the Option shall be not less than 100% of the Fair Market Value of such Share on the date such Option is granted.

4.4 Expiration of Options. No Option may be exercised to any extent by anyone after the expiration of ten years from the date the Option was granted or such earlier date as is set forth in any applicable Option Agreement.

4.5 Service-Provider Relationship. Nothing in this Plan or in any Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or serve as a Consultant for, or serve as an Non-Employee Director of, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause, except to the extent expressly provided otherwise in a written agreement between the Optionee and the Company or Subsidiary.

ARTICLE V.

EXERCISE OF OPTIONS

5.1 Person Eligible to Exercise. During the lifetime of the Optionee, only he or she may exercise an Option (or any portion thereof); provided, however, that the Optionee’s Eligible Representative may exercise his or her Option during the period of the Optionee’s disability (as defined in Section 22(e)(3) of the Code). After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under this Plan or the applicable Option Agreement, be exercised by his or her Eligible Representative.

5.2 Partial Exercise. At any time and from time to time prior to the time when the Option becomes unexercisable under this Plan or the applicable Option Agreement, the exercisable portion of an Option may be exercised in whole or in part; provided, however, that the Committee may, by the terms of the Option, require any partial exercise to exceed a specified minimum number of Shares.

5.3 Manner of Exercise. Except as set forth in the Option Agreement, an exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the corporate secretary of all of the following prior to the time when such Option or such portion becomes unexercisable under this Plan or the applicable Option Agreement:

(a) Notice in writing signed by the Optionee or his or her Eligible Representative, stating that such Option or portion is exercised, and specifically stating the number of Shares with respect to which the Option is being exercised;

(b) A copy of the Stockholders Agreement signed by the Optionee or Eligible Representative, as applicable;

(c) Full payment of the aggregate Exercise Price relating to the Shares with respect to which such Option or portion thereof is thereby exercised in cash or by personal, certified, or bank cashier check;

(d) The payment to the Company (in cash or by personal, certified or bank cashier or by any other means of payment approved by the Committee) of all amounts necessary to satisfy any and all federal, state and local tax withholding requirements of the United States or any other applicable jurisdiction arising in connection with the exercise of the Option;

(e) Such representations and documents as the Committee deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, Exchange Act and any other federal or state securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on any certificates or similar instruments and issuing stop-transfer orders to transfer agents and registrars; and

(f) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

ARTICLE VI.

RESTRICTIONS ON SHARES

6.1 Rights as Stockholder. The holder of an Option shall not be, nor have any of the rights or privileges of, a Stockholder in respect of any Shares purchasable upon the exercise of any part of an Option unless and until such holder has exercised his or her Option in accordance with this Plan and the applicable Option Agreement and signed the Stockholder Agreement. Upon the award of a Share pursuant to the exercise of an Option under this Plan, the Optionee shall have, unless otherwise provided by the Committee, all the rights of a Stockholder with respect to the Shares as provided in the Stockholders Agreement, subject to the restrictions in his or her Option Agreement and the Stockholders Agreement. No Optionee shall, by virtue of holding a Share, have the right to influence or control the management or operation of the Company, except as set forth in the Stockholders Agreement.

6.2 Transfer Restrictions. An Option granted hereunder and a Share acquired upon exercise of an Option shall be subject to the terms and conditions of the Stockholders Agreement governing the Company, including, without limitation, the restrictions on transfer of Stockholder Shares set forth in Article 5 of the Stockholders Agreement. In addition, the Committee, in its sole discretion, may impose further restrictions on the transferability of a Share awarded upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Option Agreement.

6.3 Repurchase of Shares. In addition to the repurchase rights of the Company and the Other Stockholders (as defined in the Stockholders Agreement) that are applicable to the Shares awarded under this Plan as set forth in the Stockholders Agreement, the Committee may provide in the terms of each individual Option Agreement that the Company shall have the right to purchase from the Optionee the Shares awarded to the Optionee hereunder immediately upon a Termination of Employment, Termination of Consultancy or Termination of Directorship, as applicable, at a price and on such terms as set forth in the Option Agreement.

ARTICLE VII.

ADMINISTRATION

7.1 Committee. Prior to the initial registration of the Shares under Section 12 of the Exchange Act, the “Committee” shall be the Compensation Committee of the Board. Following the initial registration of the Shares under Section 12 of the Exchange Act, the “Committee” shall be the full Board unless and until there is appointed a Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) that shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. Notwithstanding the foregoing, with respect to any Options granted to Non-Employee Directors, the term “Committee” as used herein shall mean the full Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board in its sole discretion. Any action required or permitted to be taken by the Committee hereunder or under any Option Agreement may be taken by the Board.

7.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the Options and to adopt such rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. All determinations and decisions made by the Committee under any provision of this Plan or of any Option granted thereunder shall be final, conclusive and binding on all Persons. Any Options granted under this Plan need not be the same with respect to each Optionee.

7.3 Compensation, Professional Assistance, Good Faith Actions. The members of the Committee shall receive such compensation, if any, for their services hereunder as may be determined by the Board. All expenses and liabilities incurred by the members of the Committee or the Board in connection with the administration of this Plan shall be borne by the Company. The Committee or the Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee and the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested Persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or the Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

8.1 Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 8.1, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the Board or the Committee. Except as provided by Section 8.2, no amendment, suspension or termination of this Plan shall, without the consent of the holder of an Option, alter or impair any rights or obligations under such Option theretofore granted or awarded, unless the Option itself otherwise expressly so provides. No Option may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date this Plan is adopted by the Board.

8.2 Changes in Capitalization and Other Transactions.

(a) In the event that the Committee determines, in its sole discretion, that any dividend or other distribution (whether in the form of cash, additional Shares other securities, or other property), any contribution by any Stockholder to the capital of the Company, any recapitalization, reclassification, reorganization, change to corporate form, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Company Sale), or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i) The number and kind of securities with respect to which Options may be granted under this Plan;

(ii) The number and kind of securities subject to outstanding Options;

(iii) The exercise price with respect to any Option; and

(iv) The financial or other “targets” specified in each Option Agreement for determining the exercisability of Options.

(b) For the avoidance of doubt, no adjustments to the Plan or with respect to any Option are required to be made in connection with the Transaction.

(c) In the event of a Company Sale or other transaction or event described in Section 8.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its sole discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or with respect to any Option under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee’s request, for either the purchase of any such Option for an amount of cash, securities, or other property equal to the amount that could have been attained upon the exercise of the vested portion of such Option (and such additional portion of the Option as the Board or Committee may determine) immediately prior to the occurrence of such transaction or event, or the replacement of such vested (and other) portion of such Option with other rights or property selected by the Committee in its sole discretion (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 8.2(b) the Committee determines in good faith that no amount would have been attained upon the exercise of the Option, then such Option may be terminated by the Company without payment);

(ii) In its sole discretion, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event, that the Option (or any portion thereof) cannot be exercised after such event;

(iii) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such event, that for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all of the Shares covered thereby or a specified portion of such Shares, notwithstanding anything to the contrary in this Plan or the applicable Option Agreement;

(iv) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event, that upon such event, such Option (or any portion thereof) be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock or securities of the successor or survivor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of securities subject to such Option and prices thereof; and

(v) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future.

(d) The Committee may, in its discretion, include such further provisions and limitations in any Option as it may deem equitable and in the best interests of the Company with respect to any event described in this Section 8.2.

8.3 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law of the U.S., the commonwealth of Puerto Rico or any other applicable jurisdiction to be withheld with respect to any payment or event under this Plan, including, but not limited to the issuance, vesting or exercise of any Option.

8.4 Effect of Plan Upon Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Non-Employee Directors, Employees or Consultants or (b) to grant or assume options or other rights otherwise than under this Plan in connection with any proper business purpose including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

8.5 Compliance with Laws. This Plan, the granting and vesting of Options under this Plan, the award and delivery of Shares pursuant to the Options, and the payment of money under this Plan or under the Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, this Plan and any Options awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

8.6 Options Not Transferable. No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 8.6 shall prevent transfers by will or by the applicable laws of descent and distribution.

8.7 Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

8.8 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

8.9 Severability. In the event any portion of this Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

8.10 Conformity to Section 409A of the Code. To the extent that the Committee determines that any Option granted under this Plan is subject to Section 409A of the Code, the Option Agreement evidencing such Option shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, this Plan and the Option Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof. Notwithstanding any provision of the Plan to the contrary, in the event that following the date hereof the Committee determines that any Option may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date hereof), the Committee may adopt such amendments to the Plan and the applicable Option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of the penalty taxes under such Section.

I hereby certify that the foregoing Plan was duly adopted by the Board of the Company on June 20, 2008.

Executed on June 20, 2008

By:	/s/ John S. Fischer
John S. Fischer, Secretary